Exhibit 99.24_b 10 i.

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Massachusetts Mutual Life Insurance Company:

We consent to the use, in this Post-Effective Amendment No. 35 to Registration Statement No. 033-07723 on Form N-4 (the Registration Statement), of our reports, dated March 19, 2019, with respect to the statement of assets and liabilities of Massachusetts Mutual Variable Annuity Separate Account 1 and Massachusetts Mutual Variable Annuity Separate Account 2 as of December 31, 2018, and the related statements of operations and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, each incorporated by reference in the Registration Statement.

/s/ KPMG LLP

Hartford, Connecticut
May 20, 2019

Consent of Independent Auditors

The Board of Directors and Policyholders of Massachusetts Mutual Life Insurance Company:

We consent to the use, in this Post-Effective Amendment No. 35 to Registration Statement No. 033-07723 on Form N-4 (the Registration Statement), of our report, dated February 23, 2019, except for Note 18, as to which the date is March 19, 2019, with respect to the statutory statements of financial position of Massachusetts Mutual Life Insurance Company (the Company) as of December 31, 2018 and 2017, and the related statutory statements of operations, changes in surplus and cash flows for each of the years in the three-year period ended December 31, 2018, each incorporated by reference in the Registration Statement.

Our report relating to the Company’s financial statements, dated February 23, 2019, except for Note 18, as to which the date is March 19, 2019, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.

/s/ KPMG LLP

Hartford, Connecticut
May 20, 2019